Exhibit 5.1

Our Ref                                                  RDS\664173\5617451v1

Youku Tudou Inc.

11/F, SinoSteel Plaza

8 Haidian Street

Haidian District

Beijing 100080

People’s Republic of China

25 September 2012

Dear Sirs

Youku Tudou Inc.

We have examined the Registration Statement on Form S-8 to be filed by Youku Tudou Inc., a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of 158,250,744 Class A Ordinary Shares of the Company (the “Shares”) for issuance pursuant to the following plans (the “Plans”):

1                 Youku Tudou Inc. Share Incentive Plan

2                 Amended and Restated Tudou Holdings Limited 2010 Share Incentive Plan

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plans and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plans and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plans and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plans) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such Shares).

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder

Maples and Calder